EXHIBIT 99.1

Location Based Technologies Partnership with KORE Telematics
Enables PocketFinder Communications Services via GSA Schedule

ANAHEIM, Calif., Sept. 16, 2008 -- Location Based Technologies, Inc. (OTCBB:LBAS), a leading-edge family service provider of personal locator devices and services, today announced its PocketFinder® device can activate connectivity via the General Services Administration (GSA) Schedule of the company's machine-to-machine (M2M) wireless network partner, KORE Telematics.

Reston, Va.-based KORE Telematics is a leading digital wireless services provider specializing in machine-to-machine communications. The company's Global System for Mobile (GSM) and Code Division Multiple Access (CDMA) cellular data services are available to public sector organizations for powering innovative applications like the PocketFinder® personal locator device.

"KORE is our network partner for GSM-based M2M services," said David Morse, co-president and CEO of Location Based Technologies. "Now that KORE has achieved GSA approval, we can significantly accelerate our entry into the government and military channels. With our PocketFinder® family of devices able to access communications services via the GSA Schedule, government customers can pay for monthly connectivity as easily as using their government credit card. We are extremely excited about the benefits of this development and expect to deliver product, upon certification, in the U.S. during 4th Quarter, 2008."

"The public sector is already realizing the many benefits of M2M applications and has adopted the technology across all levels of the government and military," said Alex Brisbourne, president and chief operating officer, KORE. "As the first and only specialized wireless M2M carrier on a GSA Schedule, KORE understands the unique requirements of government organizations and looks forward to helping Location Based Technologies deliver cost savings, improved security and better automated processes through use of the innovative PocketFinder® device."

The PocketFinder® family of products uses advanced technology to help families and teams stay connected. The smallest known single-board GSM/GPS device easily fits into a pocket, purse or backpack, and can be accessed via the Internet, cell phone or landline to show its real time location. In addition, the devices include several advanced features, including customizable alert areas as electronic "zones" to notify the user when a device leaves or enters a specified area. The devices even track vehicle speeds for driver safety.

The KORE M2M network is available to U.S. Federal Civilian and Department of Defense agencies, as well as state and local government organizations under the GSA's Cooperative Purchasing agreement. These public sector organizations are adopting M2M applications to achieve mission success by driver safety, security and efficiency improvements.

About KORE Telematics

KORE Telematics is a leading digital wireless network provider focused exclusively on the rapidly-expanding machine-to-machine (M2M) communications market. Companies in fields as diverse as security, utilities, health care and fleet management, as well as government agencies, are implementing M2M solutions to achieve productivity gains, cost management, environmental improvement and to expand customer services. Through its extensive network of application and hardware partners, KORE enables complete solutions for vehicle tracking, homeland security, automated metering and dozens of other M2M applications. Finally, KORE maintains long-term, direct agreements with Tier 1 wireless operator partners that allow it to offer a range of technologies—including GSM, CDMA and Evolution Data Optimized (EV-DO)—that ensures the greatest possible reliability and coverage. For more information, please visit www.koretelematics.com.

About Location Based Technologies

A publicly traded company (OTCBB:LBAS), Location Based Technologies designs and develops leading-edge personal locator devices and services that incorporate patented, proprietary technologies to enhance and enrich the lives of families globally. The company is headquartered in Anaheim, Calif. For more information, visit http://www.pocketfinder.com.

A publicly traded company (OTCBB:LBAS), Location Based Technologies designs and develops leading-edge personal locator devices and services that incorporate patented, proprietary technologies to enhance and enrich the lives of families globally. The company is headquartered in Anaheim, Calif. For more information, visit http://www.pocketfinder.com.

This news release contains forward-looking statements that involve risks and uncertainties.  Actual results and outcomes may differ materially from those discussed or anticipated.  For a more detailed discussion of these and associated risks, see the company's most recent document filed with the Securities and Exchange Commission.

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Media Contact:

David Morse, Location Based Technologies, (800) 615-0869, dave@pocketfinder.com

Daly-Swartz PR for Location Based Technologies, Jeffrey Swartz, (949) 470-0075, jeffreyswartz@dsprel.com

Glenn Busch, CFP, Northstar Investments, Investor Relations (714) 310-8641. glenn@pocketfinder.com

Contacts:
David Morse
Location Based Technologies
(800) 615-0869
dave@pocketfinder.com
Daly-Swartz PR for Location Based Technologies
Jeffrey Swartz, 949-470-0075
jeffreyswartz@dsprel.com

Glenn Busch, CFP
Northstar Investments
Investor Relations
Glenn Busch, Northstar Investments
 (714) 310-8641
glenn@pocketfinder.com

Beth Walters
Vice President, Investor Relations
Jabil Circuit Inc.
(727) 803-3349
investor_relations@jabil.com